UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2009

Santa Monica Media Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33370	59-3810312
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

12121 Wilshire Boulevard, Suite 1001
Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 526-3222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On March 27, 2009, Santa Monica Media Corporation (the “Company”) received notice from the NYSE Alternext US, LLC (“Exchange”) indicating that it was below certain additional continued listing standards of the Exchange, specifically that the Company does not have a majority of independent directors as set forth in Section 802(a) of the Exchange’s Company Guide as a result of the resignation of Scott Sassa as a director.

The notification from the Exchange indicates that the Company will have until the earlier of the next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement; provided, however, that if the annual shareholders’ meeting occurs no later than 180 days following the event that caused the failure to comply with this requirement, the Company shall instead have 180 days from such event to regain compliance with Section 802(a) of the Exchange’s Company Guide.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit	Description
99.1	Press release dated April 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Santa Monica Media Corporation
Date:	April 14, 2009	By:	/s/ David M. Marshall
		Name:	David M. Marshall
		Title:	Chief Executive Officer